CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 18, 1997, except for Note 19, as to which the date is March 20, 1997, included in NFO Research, Inc.'s annual report on Form 10-K for the year ended December 31, 1996, into the Company's previously filed Registration Statements, File Nos. 33-91936, 33-73516 and 33-83002.





/s/ ARTHUR ANDERSEN LLP
-----------------------
New York, New York,
      March 28, 1997.